Paul Broyer, Candela Corporation 508-358-7400 x435


                        CANDELA REPORTS 41% SALES GROWTH

                  NET INCOME FROM CONTINUING OPERATIONS UP 89%

WAYLAND, MA, October 28, 2003 -- Candela Corporation (NASDAQ: CLZR) today reported results for its first fiscal quarter ended September 27, 2003. The Company said revenues from continuing operations were $18.7 million versus $13.2 million for the same period one year ago - an increase of 41%. The Company also reported after tax earnings from continuing operations of $1,789 million or $0.17 per share, compared to $947 thousand or $0.10 per share one year earlier - increases of 89% and 70% respectively.

During the quarter, the Company closed its last remaining spa in Boston resulting in an after-tax charge from disposal of the spa of $2,095 million, and a charge of $298 thousand for discontinued operations during the quarter. As such, the Company's net loss for the quarter was $604 thousand or $0.06 per share, versus a gain of $735 thousand or $0.08 per share one year earlier.

Gerard E. Puorro, Candela's President and Chief Executive Officer, commented:
"Given that the July to September period is traditionally the slowest in our industry, we are delighted with the results for the quarter. Our best-in-class products continue to take market share from others. We are seeing continuing momentum in each of our geographic theaters, in particular in our European operations. We remain exceptionally positive and optimistic as we go forward."

About Candela: Candela Corporation develops, manufactures, and distributes innovative clinical solutions that enable physicians, surgeons, and personal care practitioners to treat selected cosmetic and medical conditions using lasers, aesthetic laser systems, and other advanced technologies. Founded near Boston in 1970, the company markets and services its products in over 60 countries from offices in the United States, Europe, Japan and other Asian locations. Candela established the aesthetic laser market 15 years ago, and currently has an installed base of over 6,500 lasers worldwide. Candela is an Equal Opportunity and Affirmative Action Employer, M/F/H/V. Visit Candela on the Web at http://www.candelalaser.com.

Safe Harbor Statement: Except for the historical information contained herein, this news release contains forward-looking statements that constitute Candela's current intentions, hopes, beliefs, expectations or predictions of the future, which are therefore inherently subject to risks and uncertainties. Candela's actual results could differ materially from those anticipated in Candela's forward-looking statements based on various factors, including without limitation: the cancellation or deferral of customer orders, dependence on a small number of strategic distribution relationships, difficulties in the timely development and market acceptance of new products, market developments that vary from the current public expectations concerning the growth of the laser industry, increased competitive pressures, or changes in economic conditions. Further information on factors that could affect Candela's performance is included in Candela's periodic reports filed with the SEC, including but not limited to, Candela's Annual Report on Form 10-K for the year ended June 28, 2003. Candela cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Candela expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any such statements to reflect any change in Candela's expectations or any change in events, conditions or circumstances on which any such statement is based.

                                 (TABLES FOLLOW)
                                      # # #

CANDELA CORPORATION (Nasdaq: CLZR)
Condensed Consolidated Statements of Operations (unaudited)
(amounts in thousands, except per share amounts)

                                                            For the three months ended:
                                                            ---------------------------
                                                          September 27,      September 28,
                                                             2003                2002
                                                             ----                ----

Revenue                                                  $  18,686           $  13,245
Cost of sales                                                9,373               6,601
                                                         ---------           ---------

Gross profit                                                 9,313               6,644

Operating expenses:

   Research and development                                  1,076                 866
   Selling, general and administrative                       5,403               4,610
                                                         ---------           ---------

Total operating expenses                                     6,479               5,476
                                                         ---------           ---------

Income  from operations                                      2,834               1,168

Other income (expense):

   Interest income                                             79                  75
   Interest expense                                            (4)               (106)
                                                        ---------           ---------
   Other income                                                32                 342

   Total other income                                         107                 311
                                                        ---------           ---------

Income from continuing operations before income
taxes                                                       2,941               1,479

Provision for income taxes                                  1,152                 532
                                                        ---------           ---------

Net income from continuing operations                    $  1,789           $     947
Discontinued operations:                                =========           =========
   Loss from discontinued skin care center operations    $    298                 212
                                                        =========           =========
   Loss on disposal of Skin Care Center, including
   provision of 3,348 for operating losses less
   income tax benefit of 1,253.                          $  2,095                  -
                                                        =========          =========

Net (loss) income                                        $   (604)         $     735
                                                        =========          =========

Net income (loss) per share of common stock:

   Basic:

   Income from continuing operations                         0.17               0.10
   Income from discontinued operations                      (0.23)             (0.02)
                                                        =========          =========
Basic (loss) earnings per share                          $  (0.06)          $   0.08
                                                        =========          =========

   Diluted:

   Income from continuing operations                         0.16               0.10
   Income from discontinued operations                      (0.21)             (0.02)
                                                        ---------          ---------
Diluted (loss)  earnings per share                       $  (0.05)          $   0.08
                                                        =========          =========

Weighted average shares outstanding                        10,694              9,644
                                                        =========          =========

Diluted weighted average shares outstanding                11,094              9,782
                                                        =========          =========

CANDELA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(dollars in thousands)

                                               September 27,    June 28,
                                                  2003             2003
                                                  ----             ----

Assets

Current assets:

     Cash and cash equivalents                 $  30,146        $  31,870
     Accounts receivable, net                     26,065           26,572
     Notes receivable                              1,198            1,086
     Inventories, net                             12,033           10,834
     Other current assets                            947              658
                                               ---------        ---------

Total current assets                              70,389           71,020

Property and equipment, net                        3,170            3,327

Other assets                                       6,388            6,154
                                               ---------        ---------

Total assets                                   $  79,947        $  80,501
                                               =========        =========

Liabilities and Stockholders' Equity

Current liabilities:

     Accounts payable                          $  5,185         $  5,271
     Accrued payroll and related expenses         2,762            4,656
     Accrued warranty                             4,022            3,628
     Income taxes payable                         1,746            3,528
     Other accrued liabilities                    3,141            2,755
     Deferred revenue                             2,866            2,779
                                              ---------        ---------
Total current liabilities                        19,722           22,617

Long-term liabilities                             2,593            3,393
Net liabilities of discontinued operations        4,511            1,143

Stockholders' equity

     Common stock                                  130              129
     Less: Treasury stock                      (12,997)         (12,997)
     Additional paid-in capital                 49,008           48,479
     Accumulated earnings                       17,300           17,904
     Cumulative translation adjustment            (320)            (167)
                                              --------        ---------
Total stockholders' equity                      53,121           53,348
                                             ---------        ---------

Total liabilities and stockholders' equity   $  79,947        $  80,501
                                             =========        =========